SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           March 26, 2007
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 26, 2007 Allied Holdings, Inc. and its affiliated debtors (collectively, “Allied” or the “Company”), filed with the U.S. Bankruptcy Court for the Northern District of Georgia (the “Court”) an updated projected consolidated income statement that replaces the projected consolidated income statement originally included as Exhibit C to the Company’s Disclosure Statement filed with the Court on March 2, 2007. The Disclosure Statement was filed in connection with the Joint Plan of Reorganization filed with the Court by the Company together with Yucaipa and the Teamsters National Automotive Transportation Industry Negotiating Committee. Information regarding the Company’s bankruptcy filings, including the updated projected consolidated income statement, is available on the Company’s website (www.alliedholdings.com) under “Reorganization Information.”
     The statements set forth in this Current Report on Form 8-K are not a solicitation of votes for or against the Joint Plan of Reorganization. The solicitation of any votes for or against the Joint Plan of Reorganization will be made only through a Disclosure Statement approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.
     The information furnished in this Current Report on Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: March 26, 2007	By:	/s/ Thomas H. King

Name: Thomas H. King Title: Executive Vice President and Chief Financial Officer